Exhibit 99.3

EXTENDED STAY AMERICA ANNOUNCES DISTRIBUTIONS
FOR FIRST QUARTER 2017

- Distribution of $0.21 per Paired Share-

CHARLOTTE, N.C. – April 27, 2017 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE:STAY)  and its subsidiary, ESH Hospitality, Inc., today announced that their Boards of Directors have declared a combined cash distribution of $0.21 per Paired Share for the first quarter of 2017. This includes a distribution of $0.14 per share payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders and a distribution of $0.07 per share payable to Extended Stay America, Inc.’s common shareholders. These distributions will be payable on May 25, 2017 to shareholders of record as of May 11, 2017.
Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance and distribution growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause actual results or performance to differ from any implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the combined annual report on Form 10-K of Extended Stay America, Inc. and ESH Hospitality, Inc. (collectively, the “Company”) filed with the SEC on February 28, 2017 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with over 620 hotels and 69,000 rooms in the U.S. and Canada. ESA manages all of ESH’s properties, providing over 8,000 jobs at its hotel properties and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with over twice as many rooms as its nearest competitor. Visit www.esa.com for more information.
Contacts

Investors:
Rob Ballew
(980) 345-1546
investorrelations@extendedstay.com